                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               December 23, 1999
                Date of Report (Date of earliest event reported)


                           CONDEV LAND FUND III, LTD
             (Exact name of registrant as specified in its charter)


             Florida                   33-28493-A              59-2943405
(State or other jurisdiction of     (Commission File        (I.R.S. Employer
incorporation or organization)          Number)           Identification Number)


                               2479 Aloma Avenue
                           Winter Park, Florida 32792
           (Address of principal executive office, including zip code)

                                (407) 679-1748}
              (Registrant's telephone number, including area code)

Item 5.  Other Events

         On December 23, 1999, Condev Land Fund III, Ltd. (the "Partnership") reported to its limited partners that (i) a final accounting of the Partnership has been completed, (ii) the 1999 Schedule K-1s have been distributed and (ii) the affairs of the Partnership have been wound up. A copy of the Partnership's correspondence to the limited partners dated December 23, 1999 is attached hereto as Exhibit 99.1, and is incorporated by reference.

         As previously reported to the limited partners, the Partnership sold the last property held by the Partnership on October 7, 1999. Each partner's pro rata share of the net proceeds received from such sale, plus the remaining cash in the Partnership after deducting the estimated amounts necessary for accounting, legal and administrative costs to wind up the affairs of the Partnership were distributed on October 22, 1999. A copy of the Partnership's correspondence to the limited partners dated October 22, 1999 is attached hereto as Exhibit 99.2, and is incorporated by reference.

         On December 23, 1999, the Partnership filed a Form 15 with the Securities and Exchange Commission terminating the registration of its securities and suspending its duty to file reports under the Securities Exchange Act of 1934, as amended.


Item 7.   Exhibits.

         99.1     Correspondence to limited partners dated December 23, 1999
         99.2     Correspondence to limited partners dated October 22, 1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONDEV LAND FUND III, LTD.

                                      By:   Condev Associates, General Partner

Date: December 23, 1999                  /s/ Robert N. Gardner
                                      ------------------------------------------

                                      Name:  Robert N. Gardner
                                      Title: Partner

Date: December 23, 1999                  /s/ Joseph J. Gardner
                                      ------------------------------------------
                                      Name:  Joseph J. Gardner
                                      Title: Partner

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